Exhibit 3.1

ARTICLES OF INCORPORATION of
BUCKEYE VENTURES, INC.

a Michigan Corporation

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act No. 284, Public Acts of 1972, as amended, as follows:

ARTICLE I
(since amended – see Appendix B.1.a)

The name of the corporation (hereinafter called the "Corporation") is WWMP, INC.

ARTICLE II

The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act as now or hereafter in force.

ARTICLE III
(since amended – see Appendix B.1.b)

The total authorized capital stock is:
Preferred Stock 1,000,000 shares, par value $.01 per share. Common Stock 100,000,000 shares, par value $.001 per share. A statement of all of the relative designations, powers, rights, preferences, restrictions and limitations of the shares of each class is as follows:

1.  The Preferred Stock:

Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designations or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. At the time of such issuance, a certificate shall be filed as required by Section 302(4) of the Michigan Business Corporation Act or its successor provisions. The Board of Directors of the Corporation is hereby expressly granted authority to fix by duly adopted resolution or resolutions the designations and the relative powers and preferences, the relative, participating, optional, voting, conversion or other special rights, the terms and conditions of any redemptions and the relative qualifications, limitations or restrictions as may be authorized or permitted by the laws of the State of Michigan in respect of each such series of Preferred Stock.

2.  The Common Stock:

(A)  Dividends - Subject to any and all prior rights of the holders of any outstanding shares of the Preferred Stock of the Corporation, of any and all series, the Board of Directors may declare and pay ratable dividends or make other distributions in cash, its bonds or its property, including shares or bonds of other corporations, on the outstanding shares of its Common Stock, payable to the full extent permitted under the laws of the State of Michigan, except when currently the Corporation is insolvent or would thereby be made insolvent. Dividends may be declared or paid and distributions may only be made out of surplus (as then defined under the Michigan Business Corporation Act). Once declared, holders of Common Stock are entitled to prompt payment of dividends, without interest, to the extent that surplus then exists. Dividends in the shares of the Corporation's own capital stock may be declared and paid pro rata on the outstanding shares of its Common Stock to the extent permitted by Sections 355 and 356 of the Michigan Business Corporation Act and their successor provisions and Rule 10b-12 under the Securities Exchange Act of 1934 and its successor provisions.

(B)  Liquidating Distributions - In the event of any distribution of all of the assets of the Corporation, upon a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, after payment of the full preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be ratably entitled to receive all of the remaining assets of the Corporation in proportion to the number of shares held by them respectively. If the assets distributable in respect thereof shall be less than the amount necessary to pay the holders of the Preferred Stock the full preferential amount thereof, then the entire assets are to be distributed among the holders of the Preferred Stock, of any and all series then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

(C) Voting - Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held by him of record on the stock transfer books of the Corporation.

3.  Shares Deemed Fully Paid and Nonassessable:

All shares of capital stock of the Corporation issued for the consideration therefor fixed at or prior to the date of issuance thereof by the Board of Directors of the Corporation, which consideration shall be equal to not less than the par value of such shares of stock so issued, shall be deemed fully paid and shall be nonassessable when the Corporation receives payment of such consideration unless the consideration is future services or payment which is not represented by a promissory note.

At the time of such receipt the subscriber shall have all the rights and privileges of a holder of such shares, including registration in his name and a certificate representing them. Where the consideration is future services or payment which is not represented by a promissory note, the rights of the subscriber shall be determined by the subscription agreement and the shares subscribed for shall be deemed to be nonassessable, but not fully paid until the Corporation receives such services or payment.

4.  Issuance and Cancellation of Shares:

The authorized capital stock may be paid for in cash or in property, labor, promissory note, or past or future services at a just valuation to be fixed by the Board of Directors and it may be paid for before, concurrently or after its issuance as determined by the Board of Directors. In the absence of fraud, the judgment of the shareholders or of the Board of Directors as to the value of the consideration received for such shares shall be conclusive. Any unissued shares of any class herein authorized or hereafter increased or created may be issued from time to time by the Corporation in such manner, amounts and proportions, as shall be determined from time to time by the Board of Directors and as may be permitted by law existing at the time of said issuance. All shares of capital stock which have been reacquired by the Corporation in any manner shall be cancelled and revert to the status of authorized but unissued shares which may be reissued under this provision.

5.  No Pre-Emptive Rights:

No shareholder of the Corporation shall have any preemptive or other right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell, whether now or hereafter authorized, other than such right, if any, as the Board of Directors of the Corporation in its discretion may from time to time determine.

6.  Fractional Shares:

The Corporation may issue certificates for fractions of a share where necessary to effect share transfers, share distributions or a reclassification, merger, consolidation or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions. As an alternative, the Corporation may: (i) pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined or (ii) issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder except as therein provided. The scrip shall be issued subject to the condition that it becomes void if not exchanged for certificates representing full shares before a specified date. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the board of directors may determine. The Corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

7.  Warrants, Options, Rights, Convertibles:

Subject to the restrictions of Section 321 of the Michigan Business Corporation Act and its successor provisions, the Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to fix the terms, conditions and provisions of and authorize the issuance of rights, warrants or options to purchase or subscribe for shares of capital stock of the Corporation. The consideration and terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights, warrants or options and/or any such shares or other securities may be purchased or acquired from the Corporation upon the exercise or conversion of any such rights, warrants, or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such rights, warrants, or options, and as shall be permitted by law. Any and all shares or securities which may be purchased or acquired or issued upon the exercise or conversion of any such right, warrant or option shall be deemed fully paid shares and not liable to any further call or assessment, or partly paid and liable to further call or assessment, as the terms of the rights, warrants, or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed, and all other matters concerning, the creation, issuance, conversion and exercise of any such rights, warrants, and options and the reservation of shares or other securities for the conversion and/or exercise thereof, and the issuance of such shares or other securities upon the conversion or exercise thereof. Authority under this provision shall not be deemed to authorize creation of any new class of capital stock or to increase the authorized number of shares in any class of capital stock as set forth elsewhere in these Articles of Incorporation.

8.  Bondholders' Rights:

The Board of Directors may confer upon the holders of bonds issued or to be issued by it, rights to inspect the corporate books and records and to vote in the election of directors and on any other matters on which shareholders of the Corporation may vote to the extent, in the manner, and subject to the conditions prescribed in the resolutions conferring such rights under the terms of any bonds issued or to be issued by the Corporation.

9.  Registered Owners:

The Corporation shall be entitled to treat the person in whose name any share of its capital stock is registered on its transfer books as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the State of Michigan.

10.  Extraordinary Transactions

Except as set forth in the last subparagraph of this Section (10), the affirmative vote or consent of the holders of sixty percent of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Section (10) as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other Affiliated Entity (as defined below), or (b) to authorize any liquidating distribution, sale, lease, exchange, mortgage or pledge or other disposition of all or any substantial part of the assets of the Corporation to any Affiliated Entity or (c) to authorize any transfer, sale or lease by an Affiliated Entity to the Corporation or any subsidiary thereof in exchange for cash, securities or other assets (except cash, securities or other assets having an aggregate fair market value of less than $2,000,000). Such affirmative vote or consent required by this Section shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange. For the purposes of this Section, the term "Affiliated Entity" shall mean any corporation, person or other entity that, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors (considered for the purposes of this Section (10) as one class).

For the purposes of this Section (10), (A) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity which is its "affiliate" or "associate" as those terms are defined in Regulation C under the Securities Act of 1933, as amended, or (iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above) by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined above) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, and (B) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i), (ii) and (iii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The Board of Directors shall have the power and duty to determine for the purposes of this Section (10), on the basis of information known to the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors and therefore is an Affiliated Entity for purposes of this Section, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the cash, securities or assets being transferred by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section (10).

The provisions of this Section (10) shall not be applicable to (i) any merger or consolidation of the Corporation with or into any Affiliated Entity, or (ii) any liquidating distribution, sale, lease, exchange, mortgage or pledge or other disposition of all or any substantial part of the assets of the Corporation to any Affiliated Entity, or (iii) any transfer, sale or lease to the Corporation or any subsidiary thereof from an Affiliated Entity, in exchange for cash, securities or other assets if, in each case set forth in clause (i), (ii) or (iii) above, the Board of Directors of the Corporation shall by resolution have unanimously approved a memorandum of understanding with such Affiliated Entity with respect to and substantially consistent with such transaction prior to the time that such transaction is submitted to the shareholders for their approval. The provisions of this Section (10) shall also not be applicable to any merger or consolidation of the Corporation with, or any liquidating distribution, sale, lease, exchange, mortgage or pledge to any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

11.  Amendment Voting Requirements

Notwithstanding any other provision of these Articles of Incorporation or the form of By-Laws of the Corporation that are adopted after incorporation hereunder (and in addition to any other vote that may be required by statute, stock exchange regulations, these Articles of Incorporation or such By-Laws of the Corporation), the vote of the holders of sixty percent of all classes of stock of the Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, repeal or adopt new provisions of the Articles or By-Laws affecting ARTICLE I, Sections 2, 4, ARTICLE II, Sections 2, 3, 6, 11, 14, ARTICLE IV, Section 7 and ARTICLE IX of such By-Laws of the Corporation, and ARTICLE III, Sections (2)(C), (10) and (11) or ARTICLE VII, Sections (6), (7), (8), (9) and (10) of these Articles of Incorporation except that if such amendment, alteration, change or repeal or adoption of new provisions in these Articles or the By-Laws shall be submitted to the shareholders with the unanimous recommendation of the entire Board of Directors, such provisions may be amended, altered, changed, repealed or new Articles or By-Laws adopted or repealed by affirmative vote of the holders of majority of all classes of stock of the Corporation entitled to vote in elections of directors (considered for this purpose as one class).

ARTICLE IV

The address of the initial registered office is:
818 Michigan National Tower Lansing, Michigan 48933
The name of the initial resident agent at the registered office is: Richard D. McLellan

ARTICLE V

The name and address of the incorporator is as follows:
Gary D. Bruhn 2600 Comerica Building Detroit, Michigan 48226

ARTICLE VI

When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

ARTICLE VII

The following additional provisions apply to the Corporation:

1.  The Corporation shall have perpetual existence.

2.  The private property of the shareholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever, except as otherwise provided by statute.

3.  All of the powers of the Corporation insofar as the same may be lawfully vested by these Articles of Incorporation, are hereby vested and conferred upon the Board of Directors of the Corporation which shall manage its business and affairs.

4.  In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized from time to time:

a.
To make, alter and repeal any of the By-Laws of the Corporation, to the extent consistent with the Michigan Business Corporation Act or its successor legislation or these Articles of Incorporation, without any action on the part of the shareholders, but the By-Laws made by the Board of Directors and the powers so conferred may be altered or repealed by the shareholders.

b.	To fix, determine and vary the amount to be maintained as surplus.

c.
To set apart or abolish out of funds available for dividends a reserve for any purpose and the following shall not limit the generality hereof. To fix and to vary or abolish the sum to be reserved over and above the capital stock paid in before declaring any dividends; to fix the time of declaring and paying any dividend, and, unless otherwise provided in the Articles of Incorporation or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the reacquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and the reacquired stock, bonds, or other property may be resold, except that if such stock has been retired for the purposes of decreasing the Corporation's authorized capital stock as provided by law it may not be resold.

d.	To exercise such powers and authorities as the Corporation may by its By-Laws confer upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by statute.

5.  The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation of the Corporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its capital stock, namely: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends; the amount of paid-in surplus, other surplus, annual or other net profit, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matter relating to the acquisition, holding and disposition of any assets by the Corporation.

6.  Any action required or permitted by the Michigan Business Corporation Act as then in effect to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

7.  The Board shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year, and at the first annual meeting of shareholders following the adoption of this Article directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders. Notwithstanding the foregoing, unless voting rights thereon are equated to those on the Common Stock, whenever the holders of any series of Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at such annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of the shareholders for the election of directors (or special meeting of shareholders in lieu thereof) at which a quorum is present those persons, equal in number to the number of director positions for which a class, series or aggregation of classes and/or series are voting, who receive the highest number of votes in such class, series or aggregation which is voting for directors, counting all shareholders voting in person or by proxy and entitled to vote therefor, shall be elected as directors.

Vacancies that occur prior to the expiration of the then current term (whether as a result of a newly created director position on the Board or otherwise), if filled by the Board shall be filled only until the next succeeding annual meeting. Each of the directors of the Corporation shall hold office until the annual meeting of shareholders at which the class to which the he has been elected shall expire and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

8.  A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of sixty percent of the shares entitled to vote at an election of directors at any annual or special meeting of shareholders. A director may be removed from office at any time with cause by the affirmative vote of sixty percent of the directors then in office. If the Corporation has cumulative voting and less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. When holders of a class or series of stock or of bonds are entitled by the Articles of Incorporation to elect one or more directors, this Section applies, with respect to removal of a director so elected, to the vote of the holders of the outstanding shares of the class or series of stock bearing cumulative voting rights or the holders of those bonds bearing cumulative rights and not to the vote of the outstanding shares and bonds as a whole.

9.  Subject to ARTICLE III, Section (11) of these Articles of Incorporation, the By-Laws of the Corporation as adopted from time to time may fix the vote of any number (not less than a majority and not less than the minimum vote required to elect directors by these Articles of Incorporation) or any percentage of the issued and outstanding shares of any class of stock entitled to vote to elect directors as a quorum for purposes of voting in the election of directors at any meeting of shareholders, and any number or percentage (not less than a majority and not less than the minimum vote required by the Michigan Business Corporation Act or its successor legislation or required by these Articles of Incorporation) of the issued and outstanding shares of any class of stock entitled to vote on any other matter in particular or class or classes of other matters as a quorum to vote on any other matter in particular or on any other class or classes of matters at any meeting of shareholders.

10.  Subject to the other provisions hereof, the Board of Directors may issue and sell shares of the Corporation's capital stock, merge, consolidate, acquire substantial assets in exchange for shares of the Corporation's capital stock, lease, pledge or sell some or all of the Corporation's assets, in or outside of the ordinary course of the Corporation's business and take any other action to combat a hostile (lacking advance approval by the Board of Directors of the Corporation) tender offer for outstanding shares of the Corporation's capital stock (as that term is used under the Securities Exchange Act of 1934, as amended from time to time) or to combat a proxy fight for control of the Corporation's Board of Directors, provided that the Board of Directors determines in its sole and exclusive discretion that such action appears to it to be reasonably necessary for the protection of the Corporation's business and/or its future prospects or that it appears to it that such action will reasonably further the interests of the Corporation's business and/or its future prospects, despite the fact that it simultaneously serves to defeat, frustrate or delay any such tender offer, proxy fight or attempt to gain control of the Corporation and its Board of Directors through such tactics which is one of the avowed purposes of the Corporation's action and may also serve to preserve the positions of one or more persons as employees, directors and/or officers of the Corporation.

ARTICLE VIII

Subject to ARTICLE III, Section (11) of these Articles of Incorporation, the Corporation reserves the right to make any amendments to these Articles of Incorporation which may be now or hereafter authorized by law, including any amendments changing the terms or contract rights of any of its outstanding stock by classification, reclassification, or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon by a vote at a meeting or in writing with or without a meeting. All rights and powers conferred by these Articles of Incorporation on stockholders, directors and officers are granted subject to this reservation.

ARTICLE IX

The Corporation shall, to the fullest extent permitted by Sections 561-569 of the Michigan Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Sections and the indemnification provided for herein shall not be deemed exclusive for any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, the undersigned, the incorporator of the above named corporation, has signed these Articles of Incorporation on this 6, day of February, 1984.

/s/ Gary D. Bruhn

authorized and directed to issue and sell one share of the Corporation's

Appendix B.1.a

AMENDED AND RESTATED ARTICLES OF INCORPORATION of
BUCKEYE VENTURES, INC.
a Michigan Corporation

Amended and Restated Article I

The name of the corporation (hereinafter called the “Corporation”) is Buckeye Ventures, Inc.

Appendix B.1.b

AMENDED AND RESTATED ARTICLES OF INCORPORATION of
BUCKEYE VENTURES, INC.
a Michigan Corporation

Amended and Restated Article III

This Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock and common stock. The total number of shares of capital stock that the Corporation is authorized to issue is 153,000,000 shares consisting of 150,000,000 shares of common stock and 3,000,000 shares of preferred stock. The total number of shares of common stock the Corporation shall have the authority to issue is 150,000,000, par value $0.001 per share. The total number of shares of preferred stock that the Corporation shall have the authority to issue is 3,000,000, par value $0.01 per share. The Corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors.

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of preferred stock from time to time in one or more series, and by filing a certificate pursuant to the provisions of the Michigan Business Corporation Act, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the provisions of the Michigan Business Corporation Act.

All capital stock of this Corporation, whether common stock or preferred stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such capital stock. Such stock, once issued, shall be fully paid and nonassessable.

No holder of shares of any class of capital stock of this corporation shall have: (1) any preemptive right to subscribe for or acquire additional shares of this Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.